UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Qwest Corporation

(Exact name of registrant as specified in its charter)

Colorado	84-0273800
(State of incorporation or organization)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Notes due 2055	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-202411-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the 6.625% Notes due 2055 (the “Notes”) of Qwest Corporation (the “Company”) is contained in the Prospectus included in the Registration Statement on Form S-3 (Registration No. 333-202411-01), which was filed by the Company and one of its affiliates as an automatic shelf registration statement and was effective upon its filing with the Securities and Exchange Commission on March 2, 2015, as supplemented by a Prospectus Supplement dated September 10, 2015, relating to the Notes, which was filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits

The exhibits to this Registration Statement on Form 8-A are listed in the Exhibit Index, which appears at the end of this Registration Statement and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Qwest Corporation

Dated: September 21, 2015	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated October 15, 1999, by and between Qwest Corporation (formerly named U.S. WEST Communications, Inc.) and Bank of New York Trust Company, National Association (successor-in-interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as Trustee (incorporated by reference to Exhibit 4(b) to Qwest Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 001-03040).

4.2	First Supplemental Indenture, dated August 19, 2004, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.22 to Qwest Communications International Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 001-15577).

4.3	Second Supplemental Indenture, dated November 23, 2004, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Qwest Corporation’s Current Report on Form 8-K filed November 23, 2004, File No. 001-03040).

4.4	Third Supplemental Indenture, dated June 17, 2005, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Qwest Corporation’s Current Report on Form 8-K filed June 23, 2005, File No. 001-03040).

4.5	Fourth Supplemental Indenture, dated August 8, 2006, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Qwest Corporation’s Current Report on Form 8-K filed August 8, 2006, File No. 001-03040).

4.6	Fifth Supplemental Indenture, dated May 16, 2007, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Qwest Corporation’s Current Report on Form 8-K filed May 18, 2007, File No. 001-03040).

4.7	Sixth Supplemental Indenture, dated April 13, 2009, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Qwest Corporation’s Current Report on Form 8-K filed April 13, 2009, File No. 001-03040).

4.8	Form of Seventh Supplemental Indenture, dated June 8, 2011, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Qwest Corporation’s Form 8-A filed June 7, 2011, File No. 001-03040).

4.9	Form of Eighth Supplemental Indenture, dated September 21, 2011, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Qwest Corporation’s Form 8-A filed September 20, 2011, File No. 001-03040).

4.10	Ninth Supplemental Indenture, dated October 4, 2011, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Qwest Corporation’s Current Report on Form 8-K filed October 4, 2011, File No. 001-03040).

4.11	Form of Tenth Supplemental Indenture, dated April 2, 2012, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.11 to Qwest Corporation’s Form 8-A filed March 30, 2012, File No. 001-03040).

4.12	Form of Eleventh Supplemental Indenture, dated June 25, 2012, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.12 to Qwest Corporation’s Form 8-A filed June 22, 2012, File No. 001-03040).

4.13	Form of Twelfth Supplemental Indenture, dated May 23, 2013, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.13 to Qwest Corporation’s Form 8-A filed May 22, 2013, File No. 001-03040).

4.14	Form of Thirteenth Supplemental Indenture, dated September 29, 2014, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.14 to Qwest Corporation’s Form 8-A filed September 26, 2014, File No. 001-03040).

4.15*	Form of Fourteenth Supplemental Indenture by and between Qwest Corporation and U.S. Bank National Association relating to the Notes.

4.16	Amended and Restated Articles of Incorporation of Qwest Corporation (incorporated by reference to Exhibit 3.1 of Qwest Corporation’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, File No. 001-03040).

4.17	Amended and Restated Bylaws of Qwest Corporation (incorporated by reference to Exhibit 3.3 to Qwest Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-03040).

*	Filed herewith.